As filed with the Securities and Exchange Commission on September 2, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NEONODE INC.

(Exact name of registrant as specified in its charter)

Delaware	94-1517641
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Storgatan 23C, 114 55 Stockholm, Sweden

+46 (0) 8 667 17 17

 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Lars Lindqvist

Chief Financial Officer, Vice President, Finance, Treasurer and Secretary

Neonode Inc.

2880 Zanker Rd #362

San Jose, CA 95134

(408) 496-6722

(Address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David T. Mittelman, Esq.

Donald C. Reinke, Esq.

Reed Smith LLP

101 Second Street, Suite 1800

San Francisco, California 94105-3659

(415) 543-8700

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “non-accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)(2)	Proposed maximum offering price per share(3)	Proposed maximum aggregate offering price(3)	Amount of registration fee
Common stock, par value $0.001 per share	12,941,028	$1.36	$17,599,798.08	$1,772.30

(1)	Consists of an aggregate of 5,027,352 shares of common stock and 7,913,676 shares of common stock that may be issued upon exercise of warrants.

(2)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares being registered hereunder include such indeterminate number of shares of the registrant’s common stock as may be issuable with respect to the shares being registered hereunder to prevent dilution by reason of any stock dividend, stock split, recapitalization or other similar transaction.

(3)	Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(c) under the Securities Act. The proposed maximum offering price per share and proposed maximum aggregate offering price are based upon the average of the high $1.40 and low $1.32 sales prices of the registrant’s common stock on September 1, 2016, as reported on the NASDAQ Capital Market.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. The Selling Stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell, and the Selling Stockholders are not soliciting offers to buy, these securities in any state where the offer or sale of these securities is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 2, 2016

PROSPECTUS

12,941,028 SHARES

NEONODE INC.

Common Stock

This prospectus covers the sale, transfer or other disposition of up to 12,941,028 shares of our common stock, including 7,913,676 shares issuable upon exercise of warrants, by certain selling stockholders, which as used herein includes donees, pledgees, transferees and other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a Selling Stockholder as a gift, pledge, partnership, distribution or other transfers, or the Selling Stockholders. The Selling Stockholders may, from time to time, sell, transfer, or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market, or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

Neonode is not offering any shares of common stock for sale under this prospectus. We will not receive any of the proceeds from the sale or other disposition of the shares of common stock by the Selling Stockholders, other than any proceeds from the cash exercise of the warrants to purchase shares of common stock.

Our common stock is quoted on the NASDAQ Capital Market under the symbol “NEON.” On September 1, 2016, the last reported sales price of our common stock, as reported on the NASDAQ Capital Market, was $1.33 per share.

Investing in our common stock involves certain risks. See the “Risk Factors” section herein and in our Annual Report on Form 10-K for the year ended December 31, 2015 as well as our subsequently filed periodic and current reports, which we file with the Securities and Exchange Commission and are incorporated by reference into this prospectus. You should read the entire prospectus carefully before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is        , 2016

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration or continuous offering process.

You should read this prospectus and the information and documents incorporated by reference carefully. Such documents contain important information you should consider when making your investment decision. See “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” in this prospectus.

You should rely only on the information provided in this prospectus or documents incorporated by reference into this prospectus. We have not, and each of the Selling Stockholders has not, authorized anyone to provide you with different information. This prospectus covers offers and sales of common stock only in jurisdictions in which such offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

In this prospectus, we refer to Neonode Inc. as “we,” “us,” “our,” the “Company” or “Neonode.” References to “Selling Stockholders” refers to the stockholders listed herein under “Selling Stockholders” and their donees, pledgees, transferees, or other successors-in-interest.

Neonode, the Neonode logo, AirBar, MultiSensing, and zForce are trademarks of Neonode Inc. registered in the United States and other countries.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

Information in and incorporated by reference into this prospectus contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and the safe harbor provided by Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Statements that are not purely historical may be forward-looking.  You can identify some forward-looking statements by the use of words such as “believes,” “anticipates,” “expects,” “intends” and similar expressions.  Forward looking statements involve inherent risks and uncertainties regarding events, conditions and financial trends that may affect our future plans of operation, business strategy, results of operations, and financial position.

A number of important factors could cause actual results to differ materially from those included within or contemplated by such forward-looking statements, including, but not limited to risks relating to the uncertainty of growth in market acceptance for our technology, our history of losses since inception, our ability to remain competitive in response to new technologies, the costs to defend, as well as risks of losing, patents and intellectual property rights, a reliance on our future customers’ ability to develop and sell products that incorporate our technology, our customer concentration and dependence on a limited number of customers, the uncertainty of demand for our technology in certain markets, the length of a product development and release cycle, our ability to manage growth effectively, our dependence on key members of our management and development team, our limited experience manufacturing hardware devices and our need and ability to obtain adequate capital to fund future operations. For a discussion of these and other factors that could cause actual results to differ from those contemplated in the forward-looking statements, please see the discussion under “Risk Factors” contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and in our subsequent filings with the SEC.

Forward-looking statements speak only as of the date made. Because actual results or outcomes could differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any such forward-looking statements. We do not undertake any responsibility to update or revise any of these factors or to announce publicly any revisions to forward-looking statements, whether as a result of new information, future events or otherwise.

- ii -

PROSPECTUS SUMMARY

The following is only a summary and therefore does not contain all of the information you should consider before investing in our common stock. We urge you to read this entire prospectus, including the matters discussed under “Risk Factors” in this prospectus and the more detailed consolidated financial statements, notes to the consolidated financial statements and other information incorporated by reference from our other filings with the SEC.

Our Company

We develop and license user interface and touch technology. We also are developing, and intend to manufacture and sell, hardware sensor solutions as modules incorporating our technology.

We offer a patented family of optical touch solutions under the zForce and Multi-Sensing brands. Our optical touch technology is capable of projecting a full plane of light beams in free air or over any flat touch surface. Our technology can also send light into a fluid or a glass to achieve a flush design without a bezel. An object touching the touch surface obstructs a portion of the projected light beams. This small variance of signal is detected with sensitive light sensors connected to touch controllers that process the analog signals and produce touch object coordinates.

Licensing Solutions

As of June 30, 2016, we had forty-one technology license agreements with global Original Equipment Manufacturers (“OEMs”) and Original Design Manufacturers (“ODMs”). During the six months ended June 30, 2016, we had fifteen customers using our touch technology in products that were being shipped to customers. In addition, we are currently developing prototype products and are engaged in product engineering design discussions with numerous global OEMs and ODMs who are in the process of qualifying our touch technology for incorporation in various products. The development and release cycle for these products typically takes six to thirty-six months.

We also offer engineering consulting services to our OEM and ODM customers on a flat rate or hourly rate basis.

Hardware Solutions

In December 2015, we announced AirBar, our first product based on our embedded sensor module. Through a simple USB connection, the AirBar hardware module can touch enable non-touch PCs. The AirBar “Plug-and-Touch” solution is based on our zForce AIR sensing platform. We began manufacturing and selling AirBar for PCs in the third quarter of 2016 at our fully automated manufacturing facility located in Gothenburg, Sweden. We currently have signed agreements with Ingram Micro for Europe, North America and Asia to act as our direct customer and distribution channel.

In 2015, we entered into a joint development and cooperation agreement, with Autoliv Development AB (“Autoliv”) to develop a new Human Machine Interface sensing product for vehicle steering wheel applications. We have licensed our zForce DRIVE technology to Autoliv as part of the agreement.

Corporate Information

Neonode Inc., formerly known as SBE, Inc., was incorporated in the State of Delaware on September 4, 1997. SBE, Inc.’s name was changed to Neonode Inc. upon the completion of a merger in August 2007 between SBE, Inc. and the parent company of Neonode AB, a company founded in February 2004 and incorporated in Sweden. As a result of the merger, the business and operations of Neonode AB became the primary business and operations of Neonode Inc. Our headquarters is located at Storgatan 23C, 114 55 Stockholm, Sweden and our phone number is +46 (0) 8 667 17 17. We also maintain an office in the United States at 2880 Zanker Rd #362, San Jose, CA 95134 and the phone number there is (408) 496-6722. Our website address is www.neonode.com. Information on our website is not incorporated by reference into this prospectus and does not constitute part of this prospectus.

1

Private Placement

On August 11, 2016, we entered into a purchase agreement (the “Securities Purchase Agreement”) with institutional and accredited investors as part of a private placement pursuant to which we agreed to issue a total of 8,627,352 shares of Neonode common stock, including certain Pre-Funded Warrants as described below, and warrants for an aggregate purchase price of $8.7 million in gross proceeds. Closing of the private placement pursuant to the Securities Purchase Agreement occurred on August 17, 2016.

The total number of shares includes (i) an aggregate of 427,352 shares to Thomas Eriksson, Chief Executive Officer of Neonode, and Remo Behdasht, SVP AirBar Devices at Neonode (the “Employee Investor Shares”), (ii) an aggregate of 4,600,000 shares to outside investors (the “Outside Investor Shares” and, together with the Employee Investor Shares, the “Initial Shares”) for gross proceeds of $4,600,000, and (iii) up to 3,600,000 shares (the “Pre-Funded Warrant Shares”) issuable upon exercise of warrants (the “Pre-Funded Warrants” and, together with the Initial Shares, the “Investor Shares”). The Pre-Funded Warrants were issued to certain outside investors whose purchase of shares of Neonode common stock would make them the beneficial owners of more than 9.99% of the outstanding common stock of Neonode. Each of the Pre-Funded Warrants was pre-funded upon closing of the private placement at $0.99 per Pre-Funded Warrant Share and has an exercise price of $0.01 per Pre-Funded Warrant Share. The Pre-Funded Warrants were immediately exercisable upon closing of the private placement and will not expire prior to exercise.

In addition, under the terms of the Securities Purchase Agreement, we issued warrants (the “Purchase Warrants”) to all investors in the private placement to purchase up to a total of 4,313,676 shares of Neonode common stock (the “Purchase Warrant Shares”) at an exercise price of $1.12 per share. The total number of Purchase Warrant Shares represents a ratio of 50% warrant coverage to the Investor Shares such that investors will be entitled to receive one Purchase Warrant Share upon cash exercise for every two Initial Shares or Pre-Funded Warrants purchased. The Purchase Warrants will expire February 17, 2022, which is five and one-half years from the date of closing of the private placement, and are non-exercisable for the first six months or until February 17, 2017. The terms of the Purchase Warrants require that exercise may only be for cash and not on a cashless basis unless, after a period of six months from closing of the private placement, the Purchase Warrant Shares are not subject to a registration statement or there has been a failure to maintain the effective registration of the Purchase Warrant Shares by Neonode as described below.

The exercise price of the Pre-Funded Warrants and the Purchase Warrants is subject to adjustment for stock splits, stock dividends, recapitalizations, and similar transactions or a “Fundamental Transaction” as provided for in the terms of the Pre-Funded Warrants and the Purchase Warrants. The holders may exercise the Pre-Funded Warrants or the Purchase Warrants in whole or in part.

In connection with the Securities Purchase Agreement, we also entered into a Registration Rights Agreement (the “Registration Rights Agreement”) pursuant to which we have filed with the SEC the registration statement of which this prospectus forms a part, relating to the offer and sale or other disposition by the holders of the Initial Shares, the Pre-Funded Warrant Shares, and the Purchase Warrant Shares. Pursuant to the Registration Rights Agreement, we are obligated to file the registration statement by September 10, 2016 and to use best efforts to cause the registration statement to be declared effective November 9, 2016, which is 90 days from the date of the Securities Purchase Agreement. Failure to meet those and related obligations, or failure to maintain the effective registration of the Initial Shares, the Pre-Funded Warrant Shares, and Purchase Warrant Shares will subject Neonode to payment for liquidated damages.

Copies of the Securities Purchase Agreement, the Registration Rights Agreement, the form of Purchase Warrant, and the form of Pre-Funded Warrant are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. The foregoing summaries of each of the transaction documents, including the warrants, are qualified in their entirety by reference to such documents.

2

The Offering

Common stock outstanding:	48,844,503 shares (1)

Common stock that may be sold or otherwise disposed of by the Selling Stockholders:	12,941,028 shares (2)

NASDAQ Capital Market symbol for common stock:	NEON

Use of proceeds:	We will not receive any of the proceeds from the sale or other disposition of the shares covered by this prospectus. We will receive proceeds from the cash exercise of the warrants held by the Selling Stockholders, and we intend to use any such proceeds for working capital and general corporate purposes.

Risk factors:	See “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2015 as well as our subsequently filed periodic and current reports, for a discussion of factors to consider before investing in shares of our common stock.

(1)	The number of shares shown to be outstanding is based on the number of shares of our common stock outstanding as of August 31, 2016, and does not include shares issuable upon exercise of warrants (including the shares of common stock being registered hereunder underlying the warrants held by the Selling Stockholders), conversion of outstanding preferred stock, or reserved for issuance upon the exercise of options granted or available under our equity compensation plans.

(2)	The number of shares being registered hereunder includes 5,027,352 shares of our common stock outstanding, 4,313,676 shares issuable upon exercise of the Purchase Warrants, and 3,600,000 shares issuable upon exercise of the Pre-Funded Warrants.

3

RISK FACTORS

An investment in our common stock involves risks. Prior to making a decision about investing in our common stock, you should consider carefully the risks together with all of the other information contained or incorporated by reference in this prospectus, including any risks described in the section entitled “Risk Factors” contained in any supplements to this prospectus and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and in our subsequent filings with the SEC.

USE OF PROCEEDS

We will not receive any of the proceeds from any sale or other disposition of the shares of common stock covered by this prospectus. We will receive proceeds upon the cash exercise of the warrants for which underlying shares of common stock are being registered hereunder. Assuming full cash exercise of the Purchase Warrants at the exercise price of $1.12 per underlying share of common stock, we will receive proceeds of $4,831,317.12. Assuming full exercise of the Pre-Funded Warrants, for which $3,564,000 already has been received by us, at the remaining exercise price of $0.01 per underlying share of common stock, we will receive additional proceeds of $36,000. We currently intend to use the cash proceeds from any warrant exercise for working capital and general corporate purposes. We may also use a portion of the cash proceeds to acquire or invest in complementary businesses, technologies, product candidates, or other intellectual property, although we have no present commitments or agreements to do so. The amount and timing of our actual use of proceeds may vary significantly depending upon numerous factors, including the actual amount of proceeds we receive and the timing of when we receive such proceeds. In addition, the terms of the Purchase Warrants provide that it may be exercised on a cashless basis at any time and the terms of if, after February 7, 2017, the shares of common stock underlying the Purchase Warrants are not subject to a registration statement or there has been a failure to maintain the effective registration of such shares. The terms of the Pre-Funded Warrants provide that it may be exercised on a cashless basis at any time. We will not receive any cash proceeds as a result of warrant that are exercised on a cashless basis pursuant to such terms of the warrant.

4

PLAN OF DISTRIBUTION

The Selling Stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a Selling Stockholder as a gift, pledge, partnership distribution or other transfer, may from time to time sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. The Selling Stockholders may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the securities or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into options or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities covered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The Selling Stockholders have informed us that they do not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

We are required to pay certain fees and expenses incurred by us incident to the registration of the securities. We agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earlier of (i) the date that such securities become eligible for resale without volume or manner-of-sale restrictions and without current public information pursuant to Rule 144 and certain other conditions have been satisfied, or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to our common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of common stock by the Selling Stockholders or any other person.

5

SELLING STOCKHOLDERS

The shares of common stock covered by this prospectus are those previously issued in the private placement described above and those issuable upon exercise of the Purchase Warrants and the Pre-Funded Warrants. For additional information regarding the issuances of those securities, see “Private Placement” above.

The table below lists the Selling Stockholders and other information regarding the beneficial ownership of the shares of our common stock by each of the Selling Stockholders. The second column lists the number of shares of our common stock beneficially owned by each of the Selling Stockholders, based on ownership of shares of common stock, the Purchase Warrants and the Pre-Funded Warrants, as of August 31, 2016, assuming exercise of the Purchase Warrants and the Pre-Funded Warrants held by the Selling Stockholders on that date, without regard to any limitations on exercises. The third column lists the shares of common stock covered by this prospectus. The fourth column assumes the sale of all of the shares covered by this prospectus.

Under the terms of the Purchase Warrants and the Pre-Funded Warrants, a Selling Stockholder may not exercise the Purchase Warrants or the Pre-Funded Warrants to the extent such exercise would cause such Selling Stockholder, together with its affiliates and attribution parties, to beneficially own a number of shares of common stock which would exceed a specified maximum amount. The number of shares in the second column does not reflect this limitation. The Selling Stockholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

Mr. Eriksson is the President and Chief Executive Officer, and a member of the Board of Directors, of Neonode. Mr. Behdasht is the SVP AirBar Devices at Neonode. Other than Mr. Eriksson and Mr. Behdasht, none of the Selling Stockholders has had a material relationship with us within the last three years.

To our knowledge, none of the Selling Stockholders is a broker-dealer. Other than CVI Investments, Inc. and Messrs. Baker, Harris, Hartfiel, and Lipman, none of the Selling Stockholders is an affiliate of a broker-dealer. Each of CVI Investments, Inc. and Messrs. Baker, Harris, Hartfiel, and Lipman have certified to us that it or he bought the shares of common stock being registered for its or his own account and at the time of purchase, it or he had no agreements or understandings, directly or indirectly, with any person to distribute the shares being registered.

6

	Number of Shares of Common Stock Owned Prior to	Maximum Number of Shares of Common Stock to be Sold Pursuant to this	Number of Shares of Common Stock Owned After Offering (1)
Name of Selling Stockholder	Offering	Prospectus	Numbers	Percentage
Special Situations Technology Fund II L.P. (2)	8,613,482	5,160,000	3,453,482	6.08%
Special Situations Technology Fund L.P. (2)	1,397,057	840,000	557,057	*
ABE Brazil Investment Company Limited	1,125,000	1,125,000	0	*
Dolphin Offshore Partners, L.P.	900,000	900,000	0	*
Ronald L. Chez	1,500,346	750,000	750,346	1.32%
CVI Investments, Inc.	712,500	712,500	0	*
Gregory Weaver	565,000	525,000	40,000	*
Pennington Capital Management	375,000	375,000	0	*
Thomas Eriksson (3)	2,506,900	320,514	2,186,386	3.85%
Remo Behdasht (4)	555,514	320,514	235,000	*
Iroquois Master Fund Ltd.	625,250	375,000	250,250	*
Iroquois Capital Investment Group LLC	300,000	300,000	0	*
Blue Clay Capital Master Fund Ltd	300,000	300,000	0	*
Verbier Investments	150,000	150,000	0	*
Verbier SP Partnership, L.P.	150,000	150,000	0	*
MAZ Partners LP	150,000	150,000	0	*
Bradley Baker	150,000	150,000	0	*
Kevin Harris	150,000	150,000	0	*
William F. Hartfiel III	75,000	75,000	0	*
John C. Lipman	75,000	75,000	0	*
Black Brook Capital Management LLC	37,500	37,500	0	*

*	Less than one percent.

(1)	Assumes 56,758,179 shares of our common stock are outstanding after the offering, which reflects 48,844,503 shares presently outstanding and 7,913,676 shares issuable upon exercise of the Purchase Warrants and the Pre-Funded Warrants.

(2)	AWM Investment Company, Inc. (“AWM”) is the investment adviser to Special Situations Technology Fund II, L.P. and Special Situations Technology Fund, L.P. Austin W. Marxe, David M. Greenhouse and Adam C. Stettner are the principal owners of AWM. Through their control of AWM, Messrs. Marxe, Greenhouse and Stettner share voting and investment control over the portfolio securities of both funds listed above.

(3)	Includes 2,227,900 shares of common stock (including the 320,514 shares covered by this prospectus) held indirectly through Wirelesstoys Sweden AB, an entity beneficially owned by Mr. Eriksson, and also includes 279,000 shares underlying outstanding stock options held directly by Mr. Eriksson.

(4)	Includes 164,000 shares underlying outstanding stock options held directly by Mr. Behdasht.

7

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference from our Annual Report on Form 10-K for the year ended December 31, 2015, and the effectiveness of our internal control over financial reporting, have been audited by KMJ Corbin & Company LLP, an independent registered public accounting firm as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

LEGAL MATTERS

The validity of the shares of our common stock covered hereby will be passed upon for us by Reed Smith LLP, San Francisco, California.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements, or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference in this prospectus supplement and the accompanying prospectus for a copy of such contract, agreement, or other document.  Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly, and current reports, proxy statements, and other information with the SEC.  Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov.  You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.  Our website address is www.neonode.com. Information contained in, or accessible through, our website is not a part of this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents.  The information incorporated by reference is considered to be part of this prospectus. Information contained in any supplement to this prospectus and information that we file with the SEC in the future and incorporate by reference in this prospectus will automatically update and supersede the information contained in this prospectus. We incorporate by reference the documents listed below and any future filings (other than current reports on Form 8-K furnished under Item 2.02 or Item 7.01 and exhibits filed on such form that are related to such items) we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the initial filing date of the registration statement of which this prospectus forms a part and prior to the termination of this offering covered by this prospectus:

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 filed on March 11, 2016;

●	Our Quarterly Reports on Form 10-Q for the fiscal periods ended March 31, 2016 and June 30, 2016 filed on May 10, 2016 and August 9, 2016 respectively;

●	Our Current Reports on Form 8-K filed on June 8, 2016 and August 16, 2016; and

●	The description of our common stock included in our registration statement on Form 8-A filed on April 26, 2012.

We will provide without charge upon written or oral request, to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. You should direct any requests for documents to:

Neonode Inc.

Storgatan 23C, 114 55

Stockholm, Sweden

+46 (0) 8 667 17 17

info@neonode.com

8

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table lists the costs and expenses payable by the registrant in connection with the sale of the securities covered by this prospectus other than any sales commissions or discounts, which expenses will be paid by the Selling Stockholders. All amounts shown are estimates except for the SEC registration fee.

SEC registration fee	$1,772
Legal fees and expenses	$25,000
Accounting fees and expenses	$3,500
Miscellaneous fees and expenses	$5,000
Total	$35,272

Item 15. Indemnification of Directors and Officers

Neonode Inc. (the “registrant”) is incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law (“DGCL”) provides that a Delaware corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer, director, employee, or agent of such corporation, or is or was serving at the request of such person as an officer, director, employee, or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. No indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such officer or director has actually and reasonably incurred. The registrant’s Certificate of Incorporation and Bylaws provide for the indemnification of directors and officers of the registrant to the fullest extent permitted under the DGCL.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability:

●	for any breach of a director’s duty of loyalty to the corporation or its stockholders;

●	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

●	for improper payment of dividends or redemptions of shares; or

●	for any transaction from which the director derives an improper personal benefit.

As permitted by Section 145 of the DGCL, the registrant’s Bylaws provide that (i) the registrant is required to indemnify its directors and executive officers to the fullest extent permitted by the DGCL, (ii) the registrant may, in its discretion, indemnify other officers, employees and agents as set forth in the DGCL, (iii) to the fullest extent permitted by the DGCL, the registrant is required to advance all expenses incurred by its directors and executive officers in connection with a legal proceeding (subject to certain exceptions), (iv) the rights conferred in the registrant’s Bylaws are not exclusive, (v) the registrant is authorized to enter into indemnification agreements with its directors, officers, employees and agents, and (vi) the registrant may not retroactively amend its Bylaws provisions relating to indemnity.

The registrant has an insurance policy covering its officers and directors with respect to certain liabilities, including liabilities arising under the Securities Act or otherwise.

At present, there is no pending litigation or proceeding involving any of the registrant’s directors, officers, or key employees as to which indemnification is being sought nor is the registrant aware of any threatened litigation that may result in claims for indemnification by any of its officers or directors.

Indemnification for liabilities arising under the Securities Act may be permitted to the registrant’s directors, officers, and controlling persons under the foregoing provisions, or otherwise. The registrant has been advised that in the opinion of the Securities and Exchange Commission this indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

The above discussion of the DGCL and the registrant’s Certificate of Incorporation and Bylaws is not intended to be exhaustive and is qualified in its entirety by such statutes, Certificate of Incorporation, and Bylaws.

Item 16. Exhibits

Number	Exhibit

4.1	Form of Purchase Warrant (incorporated by reference to Exhibit 4.1 of the registrant’s Current Report on Form 8-K filed on August 16, 2016 (file no. 1-35526))

4.2	Form of Pre-Funded Warrant (incorporated by reference to Exhibit 4.2 of the registrant’s Current Report on Form 8-K filed on August 16, 2016 (file no. 1-35526))

10.1	Securities Purchase Agreement (incorporated by reference to Exhibit 10.1 of the registrant’s Current Report on Form 8-K filed on August 16, 2016 (file no. 1-35526))

10.2	Registration Rights Agreement (incorporated by reference to Exhibit 10.2 of the registrant’s Current Report on Form 8-K filed on August 16, 2016 (file no. 1-35526))

5.1	Opinion of Reed Smith LLP

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Reed Smith LLP (included in the opinion filed as Exhibit 5.1)

24	Power of Attorney (included in signature page hereto)

Item 17. Undertakings

The undersigned registrant hereby undertakes:

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (i), (ii), and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

That, for purposes of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stockholm, Country of Sweden, on the 2nd day of September, 2016.

NEONODE INC.

By:	/s/ Lars Lindqvist
Lars Lindqvist
Chief Financial Officer, Vice President, Finance, Treasurer and Secretary

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas Eriksson and Lars Lindqvist, and each of them, as his true and lawful attorney-in-fact and agent, each with the full power of substitution and resubstitution, for him and in his name, place or stead, in any and all capacities, to sign any and all amendments to this registration statement (including any and all post-effective amendments), and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and all post-effective amendments thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their or his or substitutes, may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts. Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title(s)	Date

/s/ Thomas Eriksson	President and Chief Executive Officer, and Director	September 2, 2016
Thomas Eriksson	(Principal Executive Officer)

/s/ Lars Lindqvist	Chief Financial Officer, Vice President, Finance,	September 2, 2016
Lars Lindqvist	Treasurer and Secretary
(Principal Financial and Accounting Officer)

/s/ Per Bystedt	Chairman	September 2, 2016
Per Bystedt

/s/ Mats Dahlin	Director	September 2, 2016
Mats Dahlin

/s/ Per Löfgren	Director	September 2, 2016
Per Löfgren

/s/ John Reardon	Director	September 2, 2016
John Reardon

Number	Exhibit

4.1	Form of Purchase Warrant (incorporated by reference to Exhibit 4.1 of the registrant’s Current Report on Form 8-K filed on August 16, 2016 (file no. 1-35526))

4.2	Form of Pre-Funded Warrant (incorporated by reference to Exhibit 4.2 of the registrant’s Current Report on Form 8-K filed on August 16, 2016 (file no. 1-35526))

10.1	Securities Purchase Agreement (incorporated by reference to Exhibit 10.1 of the registrant’s Current Report on Form 8-K filed on August 16, 2016 (file no. 1-35526))

10.2	Registration Rights Agreement (incorporated by reference to Exhibit 10.2 of the registrant’s Current Report on Form 8-K filed on August 16, 2016 (file no. 1-35526))

5.1	Opinion of Reed Smith LLP

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Reed Smith LLP (included in the opinion filed as Exhibit 5.1)

24	Power of Attorney (included in signature page hereto)